Exhibit 99.1

Ventas, Inc. 10350 Ormsby Park Place, Suite 300 Louisville, Kentucky 40223 (502) 357.9000 (502) 357-9001 Fax

Contacts:	Debra A. Cafaro Chairman, President and CEO or Richard A. Schweinhart Senior Vice President and CFO (502) 357-9000

VENTAS TO ACQUIRE PROVIDENT SENIOR LIVING TRUST

IN $1.2 BILLION TRANSACTION

Ventas To Add 68 High-Quality Private-Pay Senior Housing Facilities To Its Portfolio

Transaction Expected to be Accretive to Ventas’s Normalized FFO

LOUISVILLE, KY (April 12, 2005) – Ventas, Inc. (NYSE:VTR) (“Ventas” or the “Company”) said today that it has entered into a definitive merger agreement to acquire all of the outstanding common shares of Provident Senior Living Trust (with its subsidiaries, “Provident”) in a transaction valued at $1.2 billion. The Boards of Directors of both companies have unanimously approved the transaction.

“We are delighted to announce this acquisition of Provident,” Ventas Chairman, President and CEO, Debra A. Cafaro said. “The transaction expands our portfolio and substantially advances our strategic goals of increasing our private-pay revenue sources and increasing our tenant diversification by adding 68 high-quality, private-pay independent and assisted living assets to our portfolio. In addition to the many qualitative benefits, we expect it to be accretive to Ventas’s 2005 normalized Funds From Operations (FFO),” she added. “The two principal tenants of these properties are subsidiaries of Brookdale Living Communities, Inc. (“Brookdale”) and Alterra Healthcare Corporation (“Alterra”). Brookdale and Alterra are respected and experienced providers of care to seniors.”

Provident is an unlisted senior living real estate investment trust (“REIT”) that owns 68 independent and assisted living properties in 19 states containing approximately 6,819 units that derive substantially all of their revenues from private-pay sources. Provident’s properties are subject to 15-year leases to two of the industry’s largest operators. Provident’s leases to Brookdale cover 21 properties containing 4,474 units and its leases to Alterra cover 47 properties containing 2,345 units.

Ventas said that the transaction is expected to add approximately five cents to its 2006 normalized fully diluted FFO per share (excluding all Provident non-cash straightline rental income). Ventas also expects that, upon the closing of the acquisition, over one-third of its total revenues will be derived from private-pay independent and assisted living facilities, on an annualized basis.

Ventas expects to issue updated 2005 normalized FFO guidance following the Provident closing. Provident’s leases contain annual rent escalation clauses that should continue to provide Ventas with strong cash rental growth.

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Ventas to Acquire Provident in $1.2 Billion Transaction

April 12, 2005

Provident shareholders will receive 0.4951 Ventas common shares and $7.81 in cash for each Provident common share. The total purchase price of $1.2 billion represents an approximate seven percent capitalization rate on Provident’s expected cash rental receipts of approximately $85.7 million in 2006 and less than a 12 multiple of Provident’s expected 2006 FFO per share, after projected synergies from general and administrative expenses. The purchase price implies an average cost of approximately $176,000 per unit for acquired assets, which the Company believes is below replacement cost for high- quality facilities of this type. A detailed schedule of the assets to be acquired is attached to this press release.

“Provident’s assets are superior quality private-pay senior housing facilities located principally in high-end barrier to entry markets and with weighted average occupancies exceeding 90 percent,” Cafaro added.

The Company also said it expects to fund the $231 million cash portion of the purchase price at closing from a combination of draws on the Company’s revolving credit facility and/or other debt issuance. Ventas’s ownership of Provident assets will be subject to approximately $460 million of property-level debt. Ventas expects to repay all other Provident indebtedness at closing.

Ventas intends to maintain its commitment to a strong balance sheet, and manage the Company prudently for the benefit of all stakeholders. Therefore, Ventas expects to reduce its expected pro forma leverage over time from a combination of cash flow from operations, including proceeds from the rental reset right contained in its Master Leases with its principal tenant, Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”), as and when such amounts become determined, asset sales and other sources.

Provident Chairman, President and CEO, Darryl W. Copeland, Jr., commented that, “This transaction represents an outstanding outcome for Provident’s shareholders. We believe this transaction creates one of the largest and most attractive REITs, with ownership of a very high-quality portfolio leased to experienced operators with strong property operating performance and generating industry-leading cash rental growth. Because of the companies’ combined earnings potential, including Ventas’s reset right with Kindred, we have confidence in Ventas’s equity value and look forward to completing this merger.”

The senior management team of Provident has agreed to enter into a transitional services agreement with Ventas through December 31, 2005. There will be no changes to the Ventas Board of Directors as a result of the Provident acquisition.

Successful completion of the merger, which is structured as a one-step forward merger in which Provident will merge with and into VTRP Merger Sub, LLC, a newly formed subsidiary of the Company, will require approval from a majority of the Provident shareholders. Upon the closing of the transaction, Ventas expects to have approximately 100 million fully diluted shares outstanding. The transaction does not require the vote of Ventas shareholders. PSLT OP, L.P. (“PSLT OP”), a subsidiary of Provident, owns all of Provident’s properties. At the closing of the transaction, Ventas also expects to acquire all of the limited partnership units in PSLT OP, not held by Provident, directly from their owners. Each unit in PSLT OP will be exchanged for 0.8022 partnership units of one of Ventas’s operating partnerships, ElderTrust Operating Limited Partnership (“ETOP”). The ETOP units will be convertible on a one-for-one basis into Ventas common shares.

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Ventas to Acquire Provident in $1.2 Billion Transaction

April 12, 2005

The merger will also be subject to satisfaction of certain other conditions, including the declaration of effectiveness by the Securities and Exchange Commission (“SEC”) of a registration statement covering the Ventas common shares to be issued in the merger, the listing on the New York Stock Exchange of the Ventas common shares to be issued in the merger and receipt of tax opinions. Ventas expects the acquisition to close in the second quarter of 2005, although there can be no assurance that the merger will close or, if it does, when the closing will occur.

Merrill Lynch & Co., Inc. is acting as Ventas’s exclusive financial advisor, and Friedman, Billings, Ramsey & Co., Inc. is acting as Provident’s financial advisor, in the transaction.

CONFERENCE CALL WEDNESDAY AT 9:00 A.M. (E.T.)

Ventas will hold a conference call to discuss this press release on Wednesday, April 13, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being web cast by CCBN and can be accessed at the Ventas website at www.ventasreit.com. A replay of the web cast will be available at approximately 11:00 a.m. Eastern Time on April 13 and will be archived for thirty (30) days.

Provident Senior Living Trust is a self-administered and self-managed real estate investment trust headquartered in Princeton, New Jersey. Provident focuses on acquiring income producing senior living properties, primarily independent and assisting living properties, located in the United States, that derive substantially all of their revenues from private pay sources. Provident owns 68 properties in 19 states containing approximately 6,819 units, which are triple-net leased to experienced operators with substantial senior living expertise. For additional information about Provident, contact Charles Post, Chief Operating Officer, at (609) 720-0825 or visit Provident’s website at www.providentreit.com.

Ventas, Inc. is a leading real estate investment trust that owns and invests in healthcare and senior housing assets located in 39 states. Ventas was the ninth best performing publicly listed U.S. corporation, and the best performing REIT, for the five-year period ended December 31, 2004, with a compound annual total shareholder return for that period of 59 percent. More information about Ventas can be found on its website at www.ventasreit.com.

This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, any securities. The Company intends to prepare and file a registration statement, including a proxy statement of Provident, and other materials with the SEC in connection with the proposed transaction. Copies of that document will be provided to Provident shareholders. In addition, copies of the registration statement and proxy statement, as well as other relevant documents concerning the proposed transaction, will be available free of charge from the SEC’s website at www.sec.gov, from the Company’s website at www.ventasreit.com or upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: General Counsel, or to Provident Senior Living Trust, 600 College Road East, Suite 3400, Princeton, New Jersey 08540, Attention: General Counsel. These documents will contain important information, and investors are urged to carefully read them when they become available before making any voting or investment decisions.

Ventas, Provident and their respective directors, trustees, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Provident shareholders with respect to the proposed transaction. Information about Ventas’s directors and executive officers is available in its

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Ventas to Acquire Provident in $1.2 Billion Transaction

April 12, 2005

Proxy Statement for its 2005 Annual Meeting of Stockholders, dated April 4, 2005. Information about Provident’s trustees and executive officers is available in Provident’s Registration Statement on Form S-11 (File No. 333-120206), as last amended on April 11, 2005. Additional information about the interests of potential participants will be included in the registration statement, proxy statement and other materials filed with the SEC.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission (the “Commission”). Factors that may affect the plans or results of the Company include without limitation (a) the ability and willingness of Kindred Healthcare, Inc. (“Kindred”) and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company’s subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company’s spin off of Kindred on May 1, 1998 (the “1998 Spin Off”), as such agreements may have been amended and restated in connection with Kindred’s emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company’s other operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company’s operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company’s taxable net income for the year ended December 31, 2004 and for the year ending December 31, 2005, (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) risks associated with the proposed acquisition of Provident Senior Living Trust (“Provident”), including the Company’s ability to successfully complete the merger on the contemplated terms and to timely and fully realize expected revenues and cost savings therefrom, (q) the impact on the liquidity, financial condition and results of operations of Kindred and the Company’s other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company’s other operators to accurately estimate the magnitude of such liabilities, (r) the value of the Company’s rental reset right with Kindred which is dependent on a variety of factors and is highly speculative, and (s) the factors listed below regarding Provident. Many of such factors are beyond the control of the Company and its management.

This press release also contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future financial position, results of operations, cash flows, funds from operations and expected lease income of Provident. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and security holders must recognize that actual results may differ materially from expectations as a result of various factors. Factors that could cause such differences include those described in the “Risk Factors” section of Provident’s Registration Statement on Form S-11, as amended, filed with the Commission.

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Ventas to Acquire Provident in $1.2 Billion Transaction

April 12, 2005

Supplemental Schedule

List of Assets

Property by Tenant	Location
Brookdale:
The Hallmark	IL
Devonshire-Lisle	IL
Classic at West Palm Beach	FL
The Atrium	CA
River Bay Club	MA
The Kenwood of LakeView	IL
Woodside Terrace	CA
Devonshire-Hoffman Estates	IL
The Heritage of Des Plaines	IL
Edina Park Plaza	MN
Brookdale Place	CA
Park Place	WA
Hawthorn Lakes	IL
The Springs of East Mesa	AZ
The Gables at Farmington	CT
Brendenwood	NJ
Ponce de Leon	NM
Berkshire of Castleton	IN
Chatfield	CT
The Gables at Brighton	NY
The Willows (Hawthorn)	IL

Alterra:
Kenmore (Buffalo)	NY
Niskayuna (Albany)	NY
Sherman Brook (Ct. Village)	NY
Summerfield (Sum. Village)	NY
Northville	MI
Utica	MI
Twin Falls	ID
Colorado Springs	CO
Pueblo	CO
Lynwood	WA
Tempe	AZ
Niskayuna	NY
Perinton	NY
Williamsville	NY
Eden Prairie	MN
North Oaks	MN
Plymouth	MN
Puyallup	WA
Cary	NC
Westampton	NJ
Mesa	AZ

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Ventas to Acquire Provident in $1.2 Billion Transaction

April 12, 2005

Property by Tenant	Location
Pensacola	FL
Peoria	AZ
Tucson (Speedway)	AZ
Columbus (West.)	OH
Alliance	OH
Beaver Creek	OH
Evansville	IN
Marion	IN
Portage	IN
Richmond	IN
Salem	OH
Winter Haven II	FL
Kenosha III	WI
Topeka	KS
West Melbourne	FL
Oro Valley I	AZ
Tallahassee	FL
Winston-Salem	NC
Leawood	KS
La Crosse II	WI
Austintown	OH
Winter Haven I	FL
La Crosse I	WI
Blaine	MN
Inver Grove Heights	MN
Fond du Lac	WI

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